EXHIBIT 23.1

                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



December 30, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     American Commerce Solutions, Inc. - Form S-8

Gentlemen:

     I have acted as counsel to American Commerce Solutions, Inc., a Delaware corporation (the "Company"), in connection with its Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 relating to the registration of 13,000,000 shares of its common stock ("Incentive Shares"), $0.002 par value per Incentive Share, which are issuable pursuant to the Company's Amended Employee Stock Incentive Plan for the Year 2004 and 27,000,000 shares of its common stock ("Stock Shares"), $0.002 par value per Stock Share, which are issuable pursuant to the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                              Very truly yours,

                                              /s/ Norman T. Reynolds

                                              Norman T. Reynolds


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